Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-187094 of our report dated March 5, 2013, except for Note 15, as to which the date is March 28, 2013 relating to the financial statements of xG Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

April 3, 2013

East Hanover, New Jersey